Exhibit 99.2

NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Joseph Calabrese
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3772

ASHFORD PRIME ANNOUNCES SETTLEMENT WITH SESSA CAPITAL
Company Will Welcome Three New Independent Directors

DALLAS, Feb. 16, 2017 -- Ashford Hospitality Prime, Inc. (NYSE: AHP) (“Ashford Prime” or the “Company”) today announced that it has entered into a Settlement Agreement with Sessa Capital (Master), L.P. (together with its affiliates, “Sessa Capital”) pursuant to which the Company will welcome to the board two of Sessa Capital’s prior nominees for election to the Company's board of directors.  The appointment of these new directors will bring the total number of directors to ten and the total independent directors to eight.  Pursuant to the Settlement Agreement, the Company and Sessa Capital will also jointly select an additional independent director to be added to the board.  In addition, two incumbent directors of the Company have agreed not to stand for re-election at Ashford Prime’s 2017 Annual Meeting of Shareholders, in accordance with the terms of the Settlement Agreement.

“We believe these new independent directors will add additional valuable experience and a fresh perspective to the Ashford Prime board,” said Monty J. Bennett, Ashford Prime’s Chairman.  “We look forward to working with our new directors to continue advancing Ashford Prime’s priorities and generating attractive returns for our shareholders.”

John Petry, Founder of Sessa Capital, commented, “We are pleased that Ashford Prime has taken the important step of refreshing its board.  These new independent directors will strengthen the Ashford Prime board.  We look forward to working collaboratively with Ashford Prime to identify an additional new independent director to further enhance the board.”

Under the terms of the Settlement Agreement, Ashford Prime and Sessa Capital have agreed to various provisions continuing at least until prior to the 2019 Annual Meeting of Shareholders, and to dismiss all pending litigation.  Sessa Capital has also agreed to vote all of its shares in accordance with the board’s recommendations on any proposals presented at a meeting of Ashford Prime shareholders, subject to certain exceptions relating to extraordinary transactions and amendments to the Advisory Agreement.

The full agreement with Sessa Capital will be filed in a Current Report on Form 8-K with the Securities and Exchange Commission.

Cadwalader, Wickersham & Taft LLP served as legal counsel to Ashford Prime, and Olshan Frome Wolosky LLP served as legal counsel to Sessa Capital.

About Ashford Prime
Ashford Hospitality Prime is a real estate investment trust (REIT) focused on investing in luxury hotels and resorts.

Ashford has created an Ashford App for the hospitality REIT investor community.  The Ashford App is available for free download at Apple’s App Store and the Google Play Store by searching “Ashford.”

About Sessa Capital
Sessa Capital is a New York-based investment advisor focused on value and special situation investing.  Sessa Capital seeks opportunities across the capital structure in both domestic and international companies undergoing significant change.

Forward Looking Statements
Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements in this press release include, among others, statements about the implied share price for the Company’s common stock.  These forward-looking statements are subject to risks and uncertainties.  When we use the words “will likely result,”

“may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements.  Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford Prime’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation:  general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; our ability to successfully complete and integrate acquisitions, and manage our planned growth, and the degree and nature of our competition.  These and other risk factors are more fully discussed in Ashford Prime’s filings with the Securities and Exchange Commission.

The forward-looking statements included in this press release are only made as of the date of this press release.  Investors should not place undue reliance on these forward-looking statements.  We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.